SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of report (Date of earliest event reported) April 28, 2003
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                            Jaguar Investments, Inc.
                            ------------------------
               (Exact name of registrant as specified in Charter)


              Nevada                  0-25753              87-0449667
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   (State or other jurisdiction     (Commission          (IRS employer
         of incorporation)            file no.)        identification no.)




10400 Griffin Road, Suite 101, Fort Lauderdale, Florida       33328
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(Address of Principal Executive Offices)                    (Zip Code)



      Registrant's telephone number, including area code (954) 680-6608
                                                         --------------


               545 8th Avenue, Suite 401, New York, New York 10018
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          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant.

            Liebman Goldberg & Drogin, LLP ("LGD"), by letter dated April 28, 2003, was dismissed as the independent accountants for Jaguar Investments, Inc. (the "Company"). The reports of LGD on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Board of Directors unanimously approved the dismissal of LGD.

            For the two most recent fiscal years and through April 28, 2003, there have been no disagreements between the Company and LGD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused LGD to make a reference thereto in its report on the Company's financial statements for such period. During the two most recent fiscal years and through April 28, 2003, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

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            The Company has requested that LGD furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not LGD agrees with the above statements.

            The Company engaged Sweeney Gates & Co. ("SGC") as its new independent accountants as of April 28, 2003. Prior to such date, the Company did not consult with SGC regarding (i) the application of accounting principles,
(ii) the type of audit opinion that might be rendered by SGC, or (iii) any other matter that was the subject of a disagreement between the Company and SGC (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K). SGC has served as the independent accountants for the Company's subsidiary Freight Rate, Inc. ("FRI") since December 2000.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    JAGUAR INVESTMENTS, INC.



                                    By:    /s/ Richard Hersh
                                       ------------------------------
                                    Name:  Richard Hersh
                                    Title: Chief Executive Officer



Dated:  April 28, 2003

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